EXHIBIT 16.1

     Letter from Whitley Penn



July 9, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K dated July 9, 2003 of TAURUS ENTERTAINMENT COMPANIES, INC. and are in agreement with the statements contained in the first sentence of the first paragraph, and the second, third, fifth and seventh paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                       /s/ Whitley Penn


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